CASAVANT MINERAL CLAIMS PURCHASE AND EXPLORATION

RIGHTS AGREEMENT SUBJECT TO FINDER'S ROYALTY WITH

REGISTRATION RIGHTS AGREEMENT ANNEXED

THIS CLAIMS PURCHASE AND EXPLORATION RIGHTS AGREEMENT (the "Agreement") is made and dated for reference effective as fully executed on the 25th day of November, 2002 as First Restated and Amended this 15th day of January, 2003, as further subject to a Finder's Royalty and Registration Rights Agreement annexed hereto as Addendum 1 and Addendum 2, respectively.

BETWEEN:

CASAVANT MINING KIMBERLITE INTERNATIONAL, INC., (formerly Cyber Mark International Corp.) a corporation duly incorporated under the laws of the State of Nevada, U.S.A.,

("CMKI");

OF THE FIRST PART

AND:

URBAN CASAVANT, INDIVIDUALLY AND AS AGENT FOR, FORT A LA CORNE DIAMOND FIELDS INC., BUCKSHOT HOLDINGS, LTD. ("Buckshot"), COMMANDO HOLDINGS LTD. ("Commando"), 101010307 SASKATCHEWAN LTD. ("Sask 307"), 101012190 SASKATCHEWAN LTD. ("Sask 190"), 101027101 SASKATCHEWAN LTD. ("Sask 101") and MORGAIN MINERALS, INC. ("MMI"), subject to option, (being hereinafter collectively referred to as the "Seller" as the context so requires);

OF THE SECOND PART

(CMKI and the Seller being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

WHEREAS IN CONSIDERATION of the payments to be made pursuant to, the mutual covenants contained in, and the mutual benefits to be derived from, this Agreement, the Seller and CMKI hereby agree as follows:

ARTICLE I

CLAIMS PURCHASE AND EXPLORATION RIGHTS

1.1    CONVEYANCE OF CLAIMS. The Seller conveys, assigns, and otherwise transfers "full, complete and good" title to CMKI all rights, title and interest in the exclusive mineral exploration and mining rights on all or any portion of the Property Claims (as defined herein below). As used in this Agreement, the term "Property" shall mean the totality of all rights, title and interests related to or included in the properties described in the October 28, 2002 report prepared by P. Robertshaw, Robershaw Geophysics, 111 Middlecrescent, Saskatoon, Saskatchewan S7J 2W5 Canada for Fort a la Corne Diamond Fields, Inc. which is incorporated herein by reference as if set-forth in its entirety in this Agreement including, without limitation, all minerals in, on and under the Property and the land covered by the Property. The conveyance shall become effective at the Closing Date of this Agreement which shall be set for 2:00 p.m. (Las Vegas Time), on Monday, December 2, 2003 at Suite 202, 6767 Tropicana Boulevard, Las Vegas, NV, unless extended herein below.

1.2    IMMEDIATE CONVEYANCE OF ALL EXPLORATION RIGHTS, TITLE AND INTERESTS UNDER THE CLAIMS. After the Closing Date, the Seller grants to CMKI the full right, title and interest, including the lawful authority, to enter upon the Property and to conduct such exploration and prospecting operations, as CMKI may deem appropriate, to determine the presence, location, quantity and value of minerals contained in the Property with the intention that CMKI's initial exploration efforts will be a systematic and scientific evaluation of the Property. Such operations may include, but shall not be limited to, mapping, sampling, including bulk sampling, trenching, drilling, testing, assaying and conducting environmental studies and other magnetic and geophysical exploration methods whether now known or in the future developed, and CMKI will use its reasonably best efforts to explore the Property. CMKI may also mine and remove such amount of minerals as CMKI may deem appropriate for sampling, assaying, testing and evaluation of the Property provided that the minimum exploration expenditures shall be in conformity with the laws, rules, regulations, policies and directives promulgated by the Province of Saskatchewan relative to the Property and the prospecting, claiming, exploration and mining of diamondiferous kimberlite minerals in particular. In addition, CMKI shall have the right:

(a)    to use all easements and all rights-of-way for ingress and egress to and from the Property to which the Seller may be entitled;

(b)    to make use of all available facilities located on the Property, including but not limited to, mineral storage and core sample warehouses and outbuildings;

(c)    to obtain all permits, approvals and other federal, provincial and local governmental authorizations as CMKI deems necessary to conduct its mineral exploration activities;

(d)    to exercise all other rights that are or may be incidental to any or all of the rights granted, expressly or implicitly, to CMKI in this Agreement; and

(e)    to the extent Seller possesses the title and authority to grant it, to possess and use all or any part of the Property together with all easements to, across and through the Property, for the purpose of exploring any adjoining or nearby property owned, controlled or operated by CMKI.

1.3    OPERATIONS. CMKI agrees to conduct its operations in a manner as to not unreasonably interfere with the operations of the Seller as contemplated in Section "1.7" hereinbelow and so long as CMKI is able to fulfill the essential purposes desired to be obtained by it in this Agreement. The Parties will mutually discuss the location of operations of both Parties and each Party will make reasonable attempts to notify the other Party prior to any exploration, core drilling, and excavation work being conducted on the Property.

1.4    OWNERSHIP AND PROCESSING OF GEMS. The diamondiferous kinberlite minerals and their matrix materials to be mined by CMKI (collectively, the "Minerals") will be placed in a "controlled", "secured" and "accountable" inventory by CMKI, and all such Minerals will be assayed to determine the Finder's Royalty due the Seller in any manner it may determine reasonable in the circumstances, provided that, at all times, any such process reasonably complies with standard industry practices in connection with the preparation of polished goods and, provided further, that CMKI uses its reasonably best efforts to seek the maximum yield of gems in connection with any such Minerals. In this regard it is hereby also expressly acknowledged and agreed by the Parties hereto that for purposes of the Finder's Royalty, any "facetable" gemstone greater than one (1) carat in weight or any specimen exceeding U.S. $5,000 in wholesale value, will only be processed in such a manner as may be mutually agreed by both Parties, from time to time, acting reasonably. All such facetable gemstones or specimens will be kept in a mutually acceptable controlled, secure, and accountable storage facility with a dual keyed access, of which each Party will hold one key, and which storage facility will be subject to twenty-four hour video surveillance and such other monitoring as may be necessary and proper.

1.5     COOPERATION BY THE SELLER AND ASSESS TO THE PROPERTY. The Seller agrees to cooperate with CMKI in its investigation of the Property by consulting with CMKI with respect to the Property and CMKI's exploration and mining operations on the Property. The Seller further agrees to use its reasonably best efforts to assist CMKI in the exercise of all rights that are or may be incidental to any or all of the rights granted, expressly or implicitly, to CMKI in this Agreement including, without limitation, the necessary securement of all easements and all rights-of-way for ingress and egress to and from the Property presently available to the Seller; provided, however, that, notwithstanding the Seller's reasonably best efforts as aforesaid, the Seller does not hereby warrant or guarantee the availability of any said easements and rights-of-way to CMKI from third parties who previously may have permitted said use or assess to the Seller. The Seller also agrees to use its reasonably best efforts to assist CMKI with the provision of basic technical, gemological and legal and historical information and support which may assist CMKI in its exploration and mining of the Property.

1.6     PAYMENT IN SHARES. On or before Closing of this Agreement or as otherwise agreed to by the Parties, CMKI shall pay to the Seller and its designees the sum of not less than 2,800,000,000 of its common voting shares in certificate form and the sum of $2,000,000. Each share certificate issued by CMKI will be duly endorsed as being "fully paid" and "non-accessable" and will be countersigned by the President and Secretary-Treasurer in their capacity as the duly elected corporate officers and countersigned by the transfer agent. Each certificate will bear a Rule 144 restrictive legend, as more fully described in section "2.2" hereinbelow or shall be otherwise "free trading" shares with the number of Rule 144 shares and free trading shares being agreed upon after a share audit of CMKI and subject to the further approval and ratification by the majority shareholders of CMKI to occur on or before January 15, 2003.

1.7     SELLER'S CONTINUED OPERATIONS. Notwithstanding the powers, rights and authorities granted to CMKI in section "1.2" hereinabove, the Seller shall have the immediate right to conduct operations on the Property before Closing under the following conditions:

(a)    the Seller may inspect and inventory its equipment and machinery on the Property, to repair any such mining equipment and machinery on the Property and to complete certain site preparation work in respect of its mining operations on the Property; provided, however, that any said set up, repair and site preparation work does not require more than a combined 30 days to complete; and

(b)    the Seller's operations shall not remove any Minerals and/or gemstones of any kind from the Property.

ARTICLE II

CLOSING

2.1    EXCHANGE OF CLOSING DOCUMENTS. The Parties agree to exchange any and all closing documents not otherwise described herein not less than three (3) business days before Closing.

2.2    PURCHASE PRICE. The total purchase price of the Property, as subject to a Finder's Royalty as set-forth in Exhibit 1, payable by CMKI to the Seller in accordance with section "9.1" hereinbelow shall be in the form of cash and common voting shares of CMKI (formerly Cyber Mark International Corp.), a public reporting company whose shares are quoted on the over-the-counter bulletin board ("OTC.BB") under the trading symbol "CMKI" or such other symbol as may be assigned to the Company.

2.3    CLOSING. At the closing (the "Closing") the transfer of title to the Property from the Seller to CMKI shall occur, or on such earlier or later day as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the executive offices of CMKI, 6767 West Tropicana Street, Suite 202, Las Vegas, NV, at 2:00 p.m. (Pacific time), or at such other location and at such other time as may be agreed to in advance and in writing by the Parties hereto, on the day of Closing. As soon as conveniently possible after the due and complete execution of this Agreement the Seller shall execute and deliver to CMKI, the name of a mutually acceptable Custodial agent (the "Custodial Agent") as may be agreed to in advance and in writing by the Parties hereto, all such documents, resolutions and instruments as may be necessary, in the opinion of the Parties, acting reasonably, to transfer title to the Property to CMKI free and clear of all title defects, liens and encumbrances (collectively, the "Transfer Documents"), there to be held in Custodial by the Custodial Agent until Shareholder Approval as provided for herein. At the Closing the following shall occur:

(a)    the Custodial Agent shall deliver to CMKI the Transfer Documents;

(b)    Ad valorem, property and other taxes and assessments imposed upon the Property shall be prorated between the Seller and CMKI as of the date of Closing and the Seller shall be charged for all such taxes and assessments prior to the day of Closing; and

(c)    the Parties shall execute and deliver such other documents and shall take such other action as may be necessary to carry out their obligations under this Agreement.

ARTICLE III

TITLES AND INFORMATION

3.1    SELLER'S WARRANTIES. The Seller represents and warrants to CMKI that the Seller is lawfully seized of the entire undivided mineral claim interest in and to the Property as described hereinabove, and that:

(a)    the Seller has the right and power to convey the same for the purposes of this Agreement;

(b)    the same are free from all title defects and all prior liens or encumbrances, other than as may be described herein;

(c)    CMKI shall have quiet and peaceful possession of the Property;

(d)    the Seller will defend title to the Property against all persons who may claim the same; and

(e) the Seller has not committed, nor will the Seller during the continuance of this Agreement commit, without the prior written consent of CMKI, any act or acts which will encumber or cause a lien to be placed against the Property.

3.2    TITLE DEFECTS. If title to any of the Property is less than as warranted in section "3.1" hereinabove, CMKI may undertake to cure any such defects or to defend or to initiate litigation to perfect, defend or cure title to the Property. CMKI, at any time, may withdraw from or discontinue any title litigation or any steps it may have taken to perfect, defend or cure title. CMKI shall not be liable to the Seller if CMKI is unsuccessful in, withdraws from or discontinues title litigation or other curative work. The Seller agrees to cooperate fully with CMKI in any and all steps undertaken by CMKI to remedy title defects.

ARTICLE IV

CONDUCT OF OPERATIONS

4.1    STANDARD OF PERFORMANCE. CMKI shall cause all prospecting, exploration and mining work to be done in a careful, safe and good miner-like manner, and to conform in all respects to applicable governmental rules, regulations and statutes; provided, however, that CMKI may use any method it deems reasonable, including experimental or innovative methods, in sampling, evaluating and recovering minerals from the Property in exercising the rights granted in section "1.2" hereinabove, and shall not be liable to the Seller in any way if such methods do not result in full recovery of the minerals being evaluated, or full maximization of the value thereof. Further, CMKI shall conduct its operations under this Agreement in a manner that will not unreasonably damage the surface of the Property and, shall reclaim, in accordance with applicable rules, regulations and statutes, all portions of the surface of the Property that it has disturbed by its operations.

4.2    INDEMNIFICATION AND INSURANCE. CMKI shall assume all liability to third parties in connection with its exploration on the Property and, except as provided in section "6.1" hereinbelow, shall indemnify the Seller against any and all liability that may arise out of CMKI's operations on the Property. CMKI shall, at all times during the continuance of this Agreement, at its sole cost and expense, procure and maintain in full force and effect a policy or policies of comprehensive public liability insurance issued by an insurer which is acceptable to the Seller, such approval not to be unreasonably withheld, insuring against loss, damage or liability for injury to or death of persons or loss or damage to property occurring upon the Property in an amount of not less than U.S. one million dollars (U.S. $1,000,000) for each person injured or killed, and not less than U.S. one million dollars (U.S. $1,000,000) for property damage. Said policy or policies of insurance shall name CMKI and the Seller as insured as their respective interests may appear. CMKI shall also, again at all times during the continuance of this Agreement, at its sole cost and expense, procure and maintain in full force and effect worker's compensation insurance and such other insurance to cover personnel and all of their operations upon the Property in an amount and form as may be required by law; and CMKI shall comply with all laws and regulations pertaining to the performance of work on the Property. Copies of all insurance policies provided for herein shall be furnished to the Seller when purchased, and CMKI shall obtain a written obligation on the part of its insurance carriers to notify the Seller in writing prior to the cancellation of any policy provided for in this Agreement. In the event that CMKI shall fail to either procure or maintain any insurance policy required by this Agreement and such shall continue for period of 60 days from the receipt of written notice by CMKI of such failure, the Seller may terminate this Agreement, immediately, without further obligation or liability to CMKI. CMKI shall not commence any mining or exploration operations upon the Property without procuring the insurance policies (collectively, the "Insurance") as herein required, and shall cease all operations upon the Property should a policy of Insurance required by this Agreement be canceled or terminated.

4.3    PERMITS. The Seller understands that CMKI may make efforts to obtain permits and other authorization of every kind and nature whatsoever from governmental or private entities as may be necessary to conduct mineral exploration activities. While CMKI shall be solely responsible in these efforts, the Seller agrees to assist and cooperate fully with CMKI in any and all such endeavors upon CMKI's written request.

4.4    CERTIFICATE OF QUALIFICATION. Prior to the commencement of any operations or activities upon the Property CMKI shall obtain a "Certificate of Qualification" authorizing it to transact intra-state business in the Province of Saskatchewan, Canada, and CMKI shall provide the Seller with a copy thereof. CMKI shall additionally notify the Seller in writing forthwith should such Certificate of Qualification be surrendered or should CMKI be disqualified in any manner from doing business in the Province of Saskatchewan. All operations and activities of CMKI shall cease during any period of disqualification. In the event that CMKI shall fail to either procure or maintain such Certificate required by this Agreement and such shall continue for a period of 60 days from the receipt of written notice by CMKI of such failure, the Seller may terminate this Agreement, immediately, without further obligation or liability to CMKI.

4.5    LIENS, TAXES. During the Option Period CMKI shall keep the title to the Property free and clear of all valid liens and encumbrances resulting from its exploration operations under this Agreement and shall pay when due all taxes and assessments attributable to its operations under this Agreement or imposed upon any property or improvements placed by CMKI on the Property for its own use. CMKI may refuse to pay and may contest any claim, taxes or assessments asserted against or imposed upon it that it disputes in good faith, but shall not permit all or any portion of the Property to be sold at any time for such taxes or assessments. If the claim is finally resolved against CMKI or the taxes or assessments are finally determined to be valid, CMKI shall pay the same upon such final determination.

4.6    SUBROGATION. CMKI, at its option, shall have the right to redeem for the Seller, by payment of any mortgage, taxes or other liens on the Property in the event of default or non-payment by the Seller. If CMKI pays any such mortgage, taxes or other liens CMKI shall be subrogated to rights of the holder of the mortgage or lien and may deduct any amount so paid from any payment due to the Seller under this Agreement.

4.7    NO IMPLIED COVENANT. CMKI does not make any express or implied covenant, agreement or condition relating to the exploration of the Property. Whether or not any such exploration shall at any time be conducted, and the nature, manner and extent of such operations, shall be determined by CMKI in its sole and absolute discretion.

ARTICLE V

FORCE MAJEURE

5.1    DEFINITION OF FORCE MAJEURE. The term "force majeure" as used in this Agreement includes any cause of any kind or nature whatsoever beyond CMKI's reasonable control including, but not being limited to: laws, ordinances, governmental regulations, restraint or court order; inability to obtain equipment, material, power or fuel or unusual delays in obtaining permits; labor shortages, labor disturbances, strikes, lock-outs and other industrial disturbances to the extent that it or they are beyond the control of CMKI; failure of carriers to transport or furnish facilities for transportation; acts of God, acts of the public enemy, war, blockage, riot, insurrection, lightning, fire, storm, flood, inclement weather, washout, explosion and breakage; or accident of machinery or facilities.

5.2    REMOVAL OF EVENT OF FORCE MAJEURE. CMKI shall exercise reasonable diligence to remove an event of force majeure as quickly as possible, but shall not be required to settle strikes, lock-outs or other labor difficulties contrary to its wishes, accept unusual or onerous permit conditions, or to challenge the validity of any governmental order, request, law or regulation.

ARTICLE VI

INSPECTION AND CONFIDENTIALITY

6.1    INSPECTION. During the continuance of this Agreement the Seller and its respective representatives shall have the right to enter onto the Property, without the written permission of or notice to CMKI, to inspect the Property and to protect, exercise or investigate any rights of the Seller under this Agreement; provided, however, that the Seller shall not unreasonably hinder or interrupt the operations and activities of CMKI during any such time of inspection. The Seller shall inspect such operations at its own risk and expense and shall indemnify CMKI, and its affiliated and direct and indirect parent corporations and their respective directors, partners, officers, employees, agents and corporate affiliates, from and against any loss, damage, claims or demand by reason of injury to or the presence of the Seller, its agents, representatives, licensees or guests arising from such inspection.

6.2    REPORTS. Each Party shall provide the other with quarterly reports summarizing activities on the Property and stating quantities of gems and other materials removed from the Property.

6.3    CONFIDENTIALITY. The Seller agrees that during the Option Period and, if the Option is exercised at all times thereafter, to treat all information acquired under this Agreement as confidential and not to use the name of CMKI in any document or press release or disclose any information that may be obtained under this Agreement to third parties or to the public without first having obtained the written approval of CMKI as to the form and content of any such disclosure or release. The Seller further agrees not to use, sell, give, disclose or otherwise make available to third parties or to the public at any time any knowledge or information that the Seller may obtain relating to internal proprietary techniques and methods used by CMKI.

ARTICLE VII

ASSIGNMENT OR TRANSFER

7.1    ASSIGNMENT BY CMKI. CMCKI shall not assign any right or interest in the Property or this Agreement prior to Closing.

7.2    ASSIGNMENT OR TRANSFER BY CMKI. CMKI shall have the right at any time to assign or transfer all or any portion of its rights under this Agreement; provided, however, that prior to any such assignment or transfer CMKI shall first provide the Seller with an accurate and detailed statement of the proposed assignee's or transferee's financial background and expertise in the mining industry; with the Seller thereby maintaining the right to approve any such assignee or transferee, such consent not to be unreasonably withheld.

ARTICLE VIII

TERMINATION

8.1    BY SELLER. At the election of the Seller the failure of CMKI to make or cause to be made any of the payments required by this Agreement or to keep or perform any covenant on its part to be kept or performed according to the terms or provisions of this Agreement, fail to obtain majority shareholder approval of this Agreement in its entirety within 60 days herein shall constitute an event of default. Upon an event of default the Seller shall give to CMKI written notice of default, clearly denominated as a notice of default, specifying the particular default or defaults relied on by it. CMKI shall have a reasonable time (which in any case shall not be less than 10 calendar days) after receipt of such notice in which to contest, cure or commence to cure the alleged default or defaults. If CMKI contests that default occurred, it shall so advise the Seller in writing. If CMKI contests the default the matter shall be submitted to a court of competent jurisdiction, and CMKI shall not be deemed in default until the matter shall have been determined finally by the court and all appeals have been taken or waived. Upon CMKI's failure to cure the default the Seller may declare, by written notice to CMKI, termination of this Agreement.

8.2    BY CMKI. Notwithstanding any provisions herein to the contrary, CMKI may at any time terminate and surrender this Agreement as to all or any portion of the Property by giving written notice thereof to the Seller. Promptly thereafter CMKI shall deliver to the Seller a properly executed release of the portion of the Property being released. Upon full or partial surrender of this Agreement CMKI shall be relieved of all obligations as to the Property or portion of the Property being released, except obligations that have accrued prior to surrender and the obligation to restore the surface disturbed by CMKI's operations.

8.3    BANKRUPTCY OR RECEIVERSHIP BY CMKI. CMKI agrees that in the event that all or substantially all of its assets, either individually or severally, are placed in the hands of a receiver or trustee, and such receivership or trusteeship continues for a period of 30 days, or should CMKI, either individually or severally, make an assignment for the benefit of creditors or be adjudicated a bankrupt, or should it, individually or severally, institute any proceedings under any bankruptcy legislation, whether of Canada or the United States of America, as the same now exists or under any amendments thereof which may hereafter be enacted, then this Agreement or any rights granted to CMKI hereunder shall not become an asset in any such proceedings, and the Seller, at the Seller's option, may terminate this Agreement and CMKI shall have no further rights hereunder.

8.4    REMOVAL OF EQUIPMENT. Upon termination of this Agreement, CMKI shall have three months after termination to remove from the Property all buildings, improvements, equipment and all personal property of every kind and nature erected or placed in or upon the Property by it. If CMKI is hampered by force majeure, as defined in Article "V" hereinabove, the time for removal shall be extended by the period of force majeure. Any such property not removed within the time provided in this section shall become the sole property of the Seller, and CMKI shall have no further right, title or interest with respect to it; provided, however, that CMKI shall remain liable for all unpaid taxes, liens and encumbrances on such removal property and shall indemnify the Seller for the cost of removal of any such buildings, improvements, equipment and personal property.

8.5    OBLIGATION UPON TERMINATION. Upon termination of this Agreement pursuant to either sections "2.4", "8.1" or "8.3" hereinabove CMKI shall be under no further obligation or liability under this Agreement to the Seller from and after the date of termination, except for the following:

(a)    CMKI shall perform obligations and satisfy liabilities to the Seller or third parties respecting the Property that have accrued prior to the date of termination and resulted, directly or indirectly, from CMKI's operations hereunder;

(b)    CMKI shall restore the surface of the Property pursuant to section "4.1" hereinabove and Article "X" hereinbelow resulting from CMKI's activities thereon; and

(c)    CMKI shall furnish to the Seller one set of all information and data in CMKI's possession relating to the quantity and quality of minerals which CMKI has not already provided under Article "VI" hereinabove.

CMKI shall not be obligated, however, to furnish to the Seller interpretative data or reports or internal proprietary information. Any use or reliance by the Seller upon the data provided by CMKI shall be at the Seller's sole risk and CMKI makes no express or implied representations or warranties with respect thereto.

8.6    RETURN OF PRODUCTS. If the Agreement is terminated in accordance with the terms of this Agreement, CMKI will forthwith return to the Seller all gemstones remaining in its possession taken from the Property, whether cut or uncut, together with any processed or unprocessed rock, drill core or cuttings in its possession taken from the Property.

8.7    ATTORNEY'S FEES AND COSTS. If any legal action, including arbitration or mediation, is brought to enforce or interpret this Agreement, the prevailing Party hereto shall be entitled to recover reasonable attorney's fees and costs of the action in addition to any other relief granted in any such proceedings.

ARTICLE IX

NOTICES AND PAYMENTS

9.1    METHOD OF MAKING PAYMENTS. Any payments required to be made by CMKI to the Seller hereunder will be made in cash to the Seller and/or its designees and shares certificates in the name of the Seller and/or its designees and that all of the aforesaid cash and share certificates will be personally delivered at Closing or as otherwise agreed to by the Parties. Upon making payment CMKI shall be relieved of any responsibility for the distribution of such payment shares between the individuals that comprise the Seller and any of the Seller's successors or assigns.

9.2    NOTICE. Any required notice or communication shall be in writing and shall be effective when personally delivered or when addressed and sent by registered mail:

If to Seller:	Urban Casavant 1481 West Warm Springs Road Suite 133 Las Vegas, NV 89014
If to CMKI:	Ian McIntyre, Sole Director (Acting In Said Capacity Prior to Closing) 6767 West Tropicana Road Las Vegas, NV 89121 USA

and deposited, postage prepaid, and registered or certified with return receipt requested, in the United States mail. Either the Seller or CMKI may, by notice to the other Party given as aforesaid, change its mailing address for future notices.

ARTICLE X

ENVIRONMENTAL

10.1    ENVIRONMENTAL. CMKI agrees that it shall reclaim the Property which it has disturbed and otherwise adhere to all environmental laws, as required by applicable federal, provincial and local law.

ARTICLE XI

INDEMNIFICATION

11.1    INDEMNIFICATION. The Parties hereto agree to indemnify and save each other Party hereto, including their respective affiliates and their respective directors, officers, employees and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

11.2    NO INDEMNIFICATION. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

11.3    CLAIM OF INDEMNIFICATION. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

11.4    NOTICE OF CLAIM. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any of the Parties hereto, the Indemnified Party will give relevant Party hereto prompt written notice of any such action of which the Indemnified Party has knowledge and such Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve any Party hereto of such Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by any Party hereto of substantive rights or defenses.

11.5    SETTLEMENT. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Parties affected, such consent not to be unreasonable withheld.

11.6    LEGAL PROCEEDINGS. Notwithstanding that the relevant Party hereto will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)    employment of such counsel has been authorized by the relevant Party hereto; or

(b)    the relevant Party hereto has not assumed the defense of the action within a reasonable period of time after receiving notice of the action; or

(c)    the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)    there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

11.7    CONTRIBUTION. If for any reason other than the gross negligence or bad faith of the Indemnified Parties (or any of them) being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Parties (or any of them) or insufficient to hold them harmless, the relevant Parties hereto shall contribute to the amount paid or payable by the Indemnified Parties as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by any Party hereto on the one hand and the Indemnified Parties on the other, but also the relative fault of the parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party or Parties hereto shall in any event contribute to the amount paid or payable by the Indemnified Parties, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Parties or any of them), any excess of such amount over the amount of the fees actually received by the Indemnified Parties hereunder.

ARTICLE XII

GENERAL

12.1    ENTIRE AGREEMENT. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement. No modification of this Agreement shall be effective unless in writing and executed by each of the Parties to this Agreement.

12.2    ENUREMENT. This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns, but nothing contained in this Agreement shall be construed as a consent by the Seller to any assignment or transfer of this Agreement or of any interest hereunder by CMKI except as provided for in section "7.2" hereinabove.

12.3    SCHEDULES. The Schedules to this Agreement are hereby incorporated by reference into this Agreement in their entirety.

12.4    TIME OF THE ESSENCE. Time will be of the essence of this Agreement.

12.5    REPRESENTATION. It is hereby acknowledged by each of the Parties hereto that, as between the Parties herein and that the individuals comprising the Seller have each been advised by independent legal advice with respect to their respective reviews and execution of this Agreement.

12.6    APPLICABLE LAWS. This Agreement shall be deemed to have been made and entered into in the County of Clark, State of Nevada, provided, however, that the Seller and CMKI agree that the Province of Saskatchewan, Canada (situs of the Property), shall be the situs for any in rem proceedings, whether in law or equity, brought pursuant to this Agreement. Furthermore, the governing law of this Agreement shall be that of the State of Nevada, including its conflicts of laws.

12.7    FURTHER ASSURANCES. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement. In addition, the Seller hereby agrees to execute any and all documentation as may be necessary in order to record CMKI's rights under this Agreement.

12.8    CURRENCY. All payments required to be made pursuant to the provisions of this Agreement shall be made in lawful currency of the United States.

12.9    SEVERABILITY AND CONSTRUCTION. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final non-appealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

12.10   CAPTIONS. The captions, section numbers and Article numbers appearing in this Agreement and in any index hereto, if any, are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

12.11   SURVIVAL. To the extent necessary to effectuate the intention of the parties, this Agreement shall survive (i) the exercise of the Option and the delivery of all deeds and other instruments at the Closing and (ii) the termination of this Agreement.

12.12   COUNTERPARTS. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth on the front page of this Agreement.

12.13   MULTIPLE OWNERSHIP; GENDER. The term "Seller" as used in this Agreement applies individually and collectively to all owners of the Property executing this Agreement or counterparts of it. The obligations of the individuals that comprise the Seller as of the time of execution of this Agreement and hereafter shall be joint and several. The reference to the Seller in the neuter gender herein shall mean and refer to all Parties constituting the Seller, whether male, female, corporation, partnership, trust, estate or other entity.

12.14   CONSENTS AND WAIVERS. No consent or waiver expressed or implied by any Party in respect of any breach or default by any other Party in the performance by such Party of its obligations hereunder shall:

(a)    be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)    be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)    constitute a general waiver under this Agreement; or

(d)    eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

_______________________________________________

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IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective on the day and year first above written.

SIGNED, and DELIVERED by

CASAVANT MINING KIMBERLITE INTERNATIONAL INC.
(formerly Cyber Mark International Corp.)

By: /s/Ian McIntyre
Authorized Signatory

SIGNED, and DELIVERED by

URBAN CASAVANT

URBAN CASAVANT, AGENT

CAROLYN CASAVANT

CAROLYN CASAVANT, AGENT

BUCKSHOT HOLDINGS LTD.

COMMANDO HOLDINGS LTD.

101010307 SASKATCHEWAN LTD.

101012190 SASKATCHEWAN LTD.

101027101 SASKATCHEWAN LTD.

MORGAIN MINERALS INC. (OPTION GRANTOR)

FORT A LA CORNE DIAMOND FIELDS, INC.

By: /s/Urban Casavant
Authorized Signatory

ADDENDUM 1

NET PRODUCTION ROYALTY AGREEMENT

November 25, 2002

To Whom It May Concern:

For valuable consideration the sufficiency and amount of which is hereby acknowledged, Casavant Mining Kimberlite International Inc. (formerly Cyber Mark International Corp.), a Nevada corporation, hereby agrees to pay to Fort a la Corne Diamond Fields, Inc. and/or its assigns, a five percent (5%) Net Profit Interest Royalty or "NPI Royalty", based on the profit after allowing for costs directly related to production of the Mineral Claims identified in the CASAVANT CLAIMS PURCHASE AND EXPLORATION RIGHTS AGREEMENT SUBJECT TO FINDER'S ROYALTY WITH REGISTRATION RIGHTS AGREEMENT ANNEXED which is dated November 25, 2002 and to which this Agreement has been duly annexed.

It is further agreed that payments of the NPI Royalty will begin after payback of capital costs in connection with the Claims.

It is further agreed that the NPI Royalty Holder is not responsible for providing either capital or covering operating losses and/or environmental liabilities, if any should occur.

It is further agreed that this NPI Royalty Agreement may not be amended except in writing signed by all parties.

Finally, it is further agreed that this NPI Royalty Agreement shall be construed in accordance with the laws of the State of Nevada.

Sincerely, CASAVANT MINING KIMBERLITE INTERNATIONAL, INC. (formerly Cyber Mark International Corp.), a Nevada Corporation
By:/s/ Ian McIntyre Authorized Corporate Signatory

ADDENDUM 2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of November 25, 2002, by and among CASAVANT MINING KIMBERLITE INTERNATIONAL, INC. (formerly Cyber Mark International Corp.), a Nevada corporation, with its principal office located in Las Vegas, NV USA "Company"), and BUCKSHOT HOLDINGS LTD., COMMANDO HOLDINGS LTD., 101010307 SASKATCHEWAN LTD., 101012190 SASKATCHEWAN LTD., 101027101 SASKATCHEWAN LTD., FORT A LA CORNE DIAMOND FIELDS, INC., URBAN CASAVANT/CASAVANT FAMILY, and URBAN CASAVANT agent for PRE-MERGER SYNDICATE (the "Sellers").

WHEREAS:

In connection with the CASAVANT MINERAL CLAIMS PURCHASE AND EXPLORATION RIGHTS AGREEMENT, entered into by and among the parties hereto of even date herewith (the "Casavant Mineral Claims Agreement"), the Company has agreed to issue to the Sellers 2,800,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock").

To induce the Sellers to execute and deliver the Casavant Mineral Claims Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the company and the Sellers hereby agree as follows:

1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

a. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

b. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering of securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

c. "Registrable Securities" means the shares of Common Stock issuable to the Sellers pursuant to the Casavant Mineral Claims Agreement.

d. "Registration Statement" means a registration statement under the 1933 Act which covers the Registrable Securities.

2. REGISTRATION.

a. Mandatory Registration. The Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Registrable Securities within 30 days of completing its first post-merger audited financial statement. The Company shall cause such Registration Statement to be declared effective by the SEC on a best efforts basis and in connection therewith act with diligence at all times.

3. RELATED OBLIGATIONS.

a. The Company shall furnish the Sellers without charge, (i) one copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) one copy of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Sellers may reasonably request) and (iii) such other documents as such Sellers may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Sellers.

b. The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Sellers reasonably requests, including but not limited to the laws of the State of Nevada, (ii) prepare and file in Sellers' domicile (if necessary), such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Sellers of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

c. As promptly as practicable after becoming aware of such event or development, the Company shall notify the Sellers in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver one copy of such supplement or amendment to each of the Sellers. The Company shall also promptly notify the Sellers in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Sellers by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

d. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Sellers of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

e. At the reasonable request of any Sellers, the Company shall furnish to such Sellers, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Sellers may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Sellers.

f. At the reasonable request of the Sellers, the Company shall make available for inspection by (i) any Sellers and (ii) one firm of accountants or other agents retained by the Sellers (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree, and the Sellers hereby agrees, to hold in strict confidence and shall not make any disclosure (except to an Sellers)or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector and the Sellers has knowledge. The Sellers agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

g. The Company shall hold in confidence and not make any disclosure of information concerning an Sellers provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Sellers is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Sellers and allow such Sellers, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

h. The Company shall use its best efforts either to cause all the Registrable Securities covered by a Registration Statement (i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) if the Company satisfies the applicable listing requirements, secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market or The Nasdaq SmallCap Market or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure the inclusion for quotation on the National Association of Securities Dealers, Inc. OTC Bulletin Board for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

i. The Company shall cooperate with the Sellers and, to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Sellers may reasonably request and registered in such names as the Sellers may request, subject to Section 3.12 of the Casavant Mineral Claims Agreement.

j. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

k. The Company shall make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

l. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

m. Within two (2) business days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Sellers whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit "A-1".

n. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Sellers of Registrable Securities pursuant to a Registration Statement.

4. OBLIGATIONS OF THE SELLERS.

The Sellers agree that all registered securities shall be subject to a 180 day lock-up agreement following the effective date of the registration of said securities with the SEC and, thereafter, that said securities shall be subject to a share pooling agreement whereby the Sellers agree that each individual Seller will not sell more than ten (10%) of said securities issued to said Seller in any give calendar month following the lock-up period. The Sellers acknowledge and agree that the lock-up period and share pooling agreement is reasonable, intended to provide for an orderly market, and otherwise is in the best interest of the Company and its shareholders.

5. EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers, legal and accounting fees shall be paid by the Company.

6. INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Sellers, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Sellers within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Sellers and any controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Sellers to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(d); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Sellers pursuant to Section 9.

b. In connection with a Registration Statement, the Sellers agree to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Sellers expressly for use in connection with such Registration Statement; and, subject to Section 6(d), the Sellers will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Sellers, which consent shall not be unreasonably withheld; provided, further, however, that the Sellers shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Sellers as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Sellers pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to the Sellers prior to such Sellers' use of the prospectus to which the Claim relates.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding)involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and the indemnifying party. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8. REPORTS UNDER THE 1934 ACT.

With a view to making available to the Sellers the benefits of Rule 144 promulgated under the 1933 Act or any similar rule or regulation of the SEC that may at any time permit the Sellers to sell securities of the Company to the public without registration ("Rule 144") the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents as is deemed by the Company to be required for the applicable provisions of Rule 144; and

c. furnish to the Sellers so long as such Sellers owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Sellers to sell such securities pursuant to Rule 144 without registration.

9. ASSIGNMENT OF REGISTRATION RIGHTS.

Neither this Agreement nor any rights of the Sellers hereunder may be assigned to any other Person.

10. AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Sellers. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Sellers and the Company. No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11. MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Sellers, to:

Urban Casavant, Individually and Agent
1481 West Warm Springs Road
Suite 133
Las Vegas, Nevada  89014

If to Company, to:

Ian McIntyre, Acting as Sole Director
6767 West Tropicana Road
Suite 202
Las Vegas, Nevada  USA

If to an Sellers, to its address and facsimile number referenced herein, with copies to such Sellers' representatives as set forth herein or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient  facsimile  number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

 c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

 d. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and the Sellers as its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of Las Vegas, County of Clark, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

 EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN  CONNECTION  HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

 e. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

 f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

 g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

 h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

 i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

 j. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

 k. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

CASAVANT MINING KIMBERLITE
INTERNATIONAL, INC.

By:/s/Ian McIntyre
Name: Ian McIntyre
Title:  Director

SELLERS

By: /s/Urban Casavant
Name: Urban Casavant
Title: Individually and as Agent

[Sample]

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

First Global Stock Transfer, LLC
7341 West Charleston Boulevard
Suite 130
Las Vegas, NV 89117

Re:     CASAVANT MINING KIMBERLITE INTERNATIONAL, INC.

Dear Sirs/Madam:

 We are counsel to CASAVANT MINING KIMBERLITE INTERNATIONAL, INC. (formerly Cyber Mark International Corp.), a Nevada corporation (the "Company"), and have represented the Company in connection with that certain CASAVANT MINERAL CLAIMS PURCHASE AND EXPLORATION RIGHTS AGREEMENT (the "Casavant Mineral Claims Agreement") entered into by and among the Company and the Sellers named therein(collectively, the "Sellers") pursuant to which the Company issued to the Sellers shares of its Common Stock, par value $0.001 per share (the "Common Stock"). Pursuant to the Claims Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Sellers (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ____, the Company filed a Registration Statement on Form ________ (File No. _____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Sellers as a selling stockholder there under.

 In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

     Very truly yours,

     Counsel to Issuer